Exhibit 10.27

     THIS AMENDMENT dated as of the 28th day of September, 1998 to the Employment Agreement made as of August 11, 1994 (the "Employment Agreement") by and between JETFORM CORPORATION, a corporation incorporated pursuant to the laws of Canada ("JetForm") and JOHN GLEED ("Executive").

     WHEREAS JetForm and Executive wish to amend certain provisions of the Employment Agreement and make certain further agreements, in each case as set forth below;

     NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Amendment and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

                            ARTICLE 1. INTERPRETATION

1.01 Unless otherwise specified, all capitalized terms used in this Addendum and not otherwise defined in this Amendment shall have the meanings given to them in the Employment Agreement. Where reference is made in this Amendment to a section number, it shall refer to a section number in the Employment Agreement. Except as amended hereby, the parties confirm that the Employment Agreement remains in full force and effect in accordance with the terms thereof and the terms not hereby amended shall apply to this Amendment as though stated herein.

                 ARTICLE 2. AMENDMENTS TO EMPLOYMENT AGREEMENT

2.01 Additional Duties. The Corporation and the Executive hereby agree to delete the period and add the word "and" following clause (c) of
          Section 2.1 and add the following clause (d) to Section 2.1:

          "(d) use diligent efforts to observe in all material respects the material rules, regulations and policies of the Corporation applicable to the Executive, (including without limitation the Corporation's policies respecting insider trading) from time to time in force which are brought to the attention of the Executive or which he should reasonably be aware."

2.02 Change of Control. The Corporation and the Executive hereby agree that the following clause (d) shall be added to Section 3.1:

          "(d) Change of Control. The parties agree that this Agreement will not automatically terminate upon (i) any sale of all or substantially all of the assets of the Corporation or (ii) any change of voting control of the Corporation, whether by way of share acquisition, merger amalgamation, plan of arrangement or otherwise. However, the Corporation and the Executive acknowledge and agree that both the Corporation (or its successor) and the Executive shall have the right to terminate this Agreement within ninety days of the legal closing of the change event, on thirty days notice to the other party. If the Executive's employment is so terminated.

          (i) the Corporation shall pay to or to the order of the Executive the aggregate of the following amounts (less any deductions required by law):

                    (A) if not theretofore paid, the Executive's Annual Salary for the then current fiscal year of the Corporation for the period to and including the Date of Termination; and

                    (B)       an amount equal to the Annual Salary times 1.25;

          (ii) all options held by the Executive, whether then vested or not, shall immediately become exercisable (and shall remain exercisable as set forth in clause 3.1(c)(ii)) in the event that the Executive's employment is terminated by the Corporation (other than for Just Cause, Disability or Death) within one year following the acquisition by a third party of greater than 50% of the then issued and outstanding JetForm common shares;

          (iii) the Corporation shall not seek in any way to amend the terms of any loans from the Corporation or its subsidiaries to the Executive;

          (iv) the Corporation shall provide the Executive with the job relocation counselling services of the firm acceptable to the Corporation for an amount not to exceed $30,000;

          (v) if, at the Date of Termination, there were any memberships in any clubs, social or athletic organizations paid for by the Corporation that were for the regular use of the Executive at the Date of Termination, the Corporation will not take any action to terminate such memberships but need not renew any such membership that expires; and

          (vi) the Corporation shall pay to the Executive all outstanding and accrued vacation pay to the Date of Termination."

2.03 Amendment to Payment and Benefit Requirements following Termination. The last sentence of Section 3.3 of the Employment Agreement is deleted and replaced with the following:

          "If the Executive secures employment after the Date of Termination and prior to receiving all amounts owing hereunder, the Executive shall immediately inform the Corporation and the Corporation shall have the right to terminate all health, life and disability benefits being carried by the Corporation for the Executive."

2.04 Amendment to Board Resignation Provision. The parties agree that the Executive shall not be required to resign from the board of directors of the Corporation upon the termination of the Executive's employment. Accordingly, Section 5.2 is hereby deleted in its entirety and replaced with the following:

          "5.2 The Executive agrees that after termination of his employment for whatever reason, he will tender his resignation from any position he may hold as an officer of the Corporation or as an officer or director of any of its affiliated or associated companies, provided that doing so will not reduce the obligations of the Corporation described herein."

                               ARTICLE 3. GENERAL

A. Independent Legal Advice. The Executive acknowledges that he has had an opportunity to obtain independent legal advice before signing this Amendment and agrees that either such advice has been obtained or that he does not wish to seek or obtain such independent legal advice. The Executive acknowledges that he has read this Amendment and fully understands the nature and effect of it and the terms contained herein and that the said terms are fair and reasonable and correctly set out the Executive's intentions.

B. Address for Notice. Until changed in accordance therewith, the Executive's address for notice as set forth in Section 5.5 of the Employment Agreement shall be:John Gleed13679 Fontenay CrescentOttawa, OntarioK1V 7K5

C. Governing Law. This Amendment shall be governed by the laws of the Province of Ontario and the federal

IN WITNESS WHEREOF the parties have executed this Amendment.

                                             JETFORM CORPORATION

                                             By:
                                                --------------------------------
                                                Authorized Officer


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Witness                                      JOHN GLEED